Investor Presentation November 2024 Exhibit 99.1

Disclaimer & Cautionary Statements This presentation includes forward-looking statements. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Such forward-looking statements include statements regarding: Future sales, sales growth, profitability and Adjusted EBITDA margins; Estimates of potential market size and demand for the Company’s current and future products; Plans for expansion outside of the U.S.; The effectiveness of amniotic tissue as a therapy for any particular indication or condition; Expected spending on research and development, including to innovate and diversify our product portfolio; Investments in data; Expectations regarding the reimbursement environment for the Company’s products, including Medicare Spending; Manner of LCD implementation; Expectations regarding plans to reduce customer churn and enhancing customer relationships; Expectations that HELIOGEN will be a meaningful contributor to our financial performance in 2025; The stage of development of the placental-derived products market; The Company’s long-term strategy and goals for value creation, the status of its pipeline products, expectations for future products, and expectations for future growth and profitability

Disclaimer & Cautionary Statements Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: Future sales are uncertain and are affected by competition, access to customers, patient access to hospitals and healthcare providers, the reimbursement environment and many other factors; The future market for the Company’s products can depend on regulatory approval of such products, which might not occur at all or when expected, and is based in part on assumptions regarding the number of patients who elect less acute and more acute treatment than the Company’s products, market acceptance of the Company’s products, and adequate reimbursement for such therapies; The process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming; and The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation and the Company assumes no obligation to update any forward-looking statement.

A Pioneer and Leader in Healing Solutions for Wound & Surgical Helping Humans Heal Our Why Our Vision To be the leading global provider of healing solutions through relentless innovation to restore quality of life. The most studied portfolio of placental-based products with 50+ clinical & scientific publications and over 300 million payer covered lives. New product innovations leading to untapped opportunities for growth, including an increasing footprint in the Surgical market. A key partner to healthcare professionals with industry leading support services and customer-focused approach. Large, national placental donation network and proprietary tissue processing.

The Unmet Need for Wound Healing Solutions Is Large and Growing

>10 million people suffer from chronic, non-healing wounds in the U.S.[1]

Favorable Demographic Trends

- Aging population
- Smoking history
- Diabetes
- Obesity
- Heart & vascular disease

Chronic Wounds Burden Medicare Beneficiaries

~16% of the Medicare beneficiary population is impacted by chronic wounds—and this proportion is increasing.[1]

Ineffective Wound Management Leads to Poor Outcomes

It is estimated that up to **85% of amputations are avoidable** with a holistic multispecialty team approach that incorporates **innovative treatments** and adherence to treatment parameters.[2]

Advances Driving Improved Outcomes for Patients

When applied following parameters for use, patients treated with **EPIFIX®** experienced reductions in **major amputations** and **hospital utilization.**[2]

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1) Sen CK. Human Wound and Its Burden: Updated 2022 Compendium of Estimates. Adv Wound Care (New Rochelle). 2023;12(12):657-670.
2) Tettelbach WH, et al. Cost-effectiveness of dehydrated human amnion/chorion membrane allografts in lower extremity diabetic ulcer treatment. J Wound Care. 2022 Feb 1;31(Sup2):S10-S31.

MIMEDX

Increasing Awareness of Massive Potential for Placental Tissue “Research has found placenta-derived grafts can reduce pain and inflammation, heal burns, prevent the formation of scar tissue and adhesions around surgical sites and even restore vision. They’re also gaining popularity as a treatment for the widespread issue of chronic wounds.” Her Face Was Unrecognizable After an Explosion. A Placenta Restored It. “…The five-year mortality rate for people with one type, a diabetic foot ulcer, is close to 30 percent. That rate rises above 50 percent for those who require amputation.” “…Tending to such wounds can be a matter of life and death for the millions of people with them, including 10.5 million Medicare beneficiaries as of 2022…”

The Patient Journey in Wound Care MIMEDX products are available in all settings where patients receive care… Private Office Wound Care Clinic Hospital Outpatient Assisted Living Facility …and other care settings Nursing Facility Mobile Health Home Health Hospital Inpatient …and are used on a range of chronic and other hard-to-heal wounds. Mohs surgery Burn/Trauma Diabetic Foot Ulcer Venous Leg Ulcer Limb Salvage Dehiscence Acute Wounds Chronic Wounds Complex/Dehisced Wounds

Building Library of Evidence for Surgical Applications

Recent Publications Showcase Breadth of Potential Use Cases for MIMEDX Products in Surgery

Cranioplasty Procedures with AMNIOFIX®

Clinical Outcomes with Conventional Methods[1]



- Average dissection time **~30 minutes**
- **Frequent fibrosis reported**
- Fibrosis has **increased complications**

Clinical Outcomes with AMNIOFIX[2]



- Average dissection time **< 3 minutes**
- **Minimal dural fibrosis** in 86% of patients
- **No intraoperative complications**

Colorectal Anastomoses Procedures with AMNIOFIX

Anastomotic Leak Rate with & without AMNIOFIX[3]


Procedures with AMNIOFIX
1.03%
Conventional Closure
4%
p=0.0022
Leak / N
4 / 390
80 / 2,000


Neuro
Mohs
Orthopedic
Plastic
Transplant
Gastrointestinal
Urology
OB/GYN
Vascular
Foot & Ankle

EPIFIX® in Mohs Procedures

Peer-reviewed Retrospective Study[4]


8%
0%
10%
0%
10%
2%
15%
0%
29%
2%
Surgical Reintervention
Revisions
Infection
Poor Cosmesis
Experienced Complications
Autologous Flap / FTSG Group (n=143)
dHACM Group (n=143)

AMNIOEFFECT® in Bunion Correction Surgery

Case Study[5] – SAWC Fall 2023

The use of LHACM as a barrier membrane during Lapiplasty 3D Bunion Correction surgery is an effective strategy to improve surgical outcomes.



1) Lee B. MIMEDX interview with Bryan Lee, MD. October 4, 2023.
2) Endicott L, Ehresman J, Tettelbach W, Forsyth A, Lee B. Dehydrated human amnion/chorion membrane (DHACM) use in emergent craniectomies shows minimal dural adhesions. J Wound Care. 2023;32(10):634-640.
3) F. Raymond Ortega, MD, FACS; Dennis Choat, MD, FACS, FASCRS; Emery Minnard, MD; Jeffrey Cohen, MD. The American College of Surgeons Clinical Congress, Oct 22-26, 2017, San Diego, CA.
4) Toman J. Facial Plast Surg Aesthet Med. 2022;24(1):48-53.
5) Franklin Polun, DPM, DABFAS, FACFAS FACFAS; Jake Michaelson. Symposium on Advanced Wound Care Fall, Nov 2-5, 2023, Las Vegas, NV.

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MIMEDX

Additional Surgical Studies in Process Focused on Significant Clinical Opportunities EPIFIX Mohs HECON AMNIOFIX in GI Anastomosis AMNIOFIX in Liver Transplant AMNIOFIX in Breast Reduction EPIFIX used in Mohs procedures associated with avoidance of postoperative complications and ancillary procedures, compared to patients treated with standard of care Accepted for Publication Seeking to demonstrate reduction in the rate of leaks when using placental allografts Evaluating utility of placental allografts to help reduce biliary complications, improve healing and reduce fibrosis Wound breakdown rates are a common complication of large volume breast reductions and could benefit from utilizing placental tissue Manuscript Pending RCT Enrollment Underway RCT Enrollment Underway

Our Strategic Priorities helping humans heal. Develop & Deploy Programs to Expand Footprint in Surgical Enhance Customer Intimacy Continue momentum with new organic products in Wound & Surgical Consider additional inorganic additions to our product offering Drive further uptake of EPIFIX® in Japan Increase our presence in targeted surgical settings with our portfolio Invest in clinical data, partnering with KOLs Execute on initiatives to increase customer “stickiness” and reduce churn Innovate & Diversify Product Portfolio to Maximize Growth

Expanding Breadth of Skin Substitutes Leading Human-Derived Portfolio Emerging Xenograft Platform Innovative Offering for Surgical Market Best-in-Class Wound Product Portfolio Recently announced exclusive manufacturing and supply agreement with Regenity Biosciences. HELIOGEN builds on our goal to augment our growth through strategic portfolio expansion. Provides MIMEDX with a bovine-derived collagen matrix particulate product that is 510(k)-cleared and indicated for the management of exudating wounds and to control minor bleeding.

Worsening Medicare Spending Crisis Underscores Need for Overhaul

Medicare Allowed Charges[1] for skin substitutes have **exploded** since 2020…

…as have the number of skin substitutes on the Medicare ASP List[2], with a **significant number of products priced >$1,000/sq.cm…**

…resulting in run rate spend of **over $1 billion of spend PER MONTH** on products in the category



$4.0B
$1.5B
$1.0B
$0.5B
$4
$3
$2
$1
$0
$ billions
6
5
4
3
2
1
0
Volume (millions)
2020
2021
2022
2023
Medicare Allowed Charges
Skin Substitute Volume



$4,000
$3,000
$2,000
$1,000
$-
Price / sq. cm.
Q Coded Skin Substitute Products

LCDs Represent Needed First Step to Curb Abuses in Private Office & Associated Care Settings

1) The Moran Company. (2024). Volume and Total Payment by Skin Substitute Product, CY 2019-2023.
2) ASP List refers to the Medicare Part B ASP Drug Pricing Files and CMS refers to the Centers for Medicare and Medicaid Services, Data Source: ASP Pricing Files. Centers for Medicare & Medicaid Services. Accessed March 18, 2024. https://www.cms.gov/medicare/payment/all-fee-service-providers/medicare-part-b-drug-average-sales-price/asp-pricing-files
3) LCDs refer to "Local Coverage Determination"

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MIMEDX

LCDs Represent Critical First Step for Medicare Payment Overhaul Additional reform still needed from CMS through modifications to the physician fee schedule Recently Updated LCDs Require Robust Clinical Data for Medicare Coverage 4 8 Feb. 12, 2025 Key Revisions from Proposed LCD Include: Applications Products Eligible for Reimbursement Include Effective Date &

Diversified Business by Product & Across Multiple Sites of Service Site of Service Segment Commentary Hospital Setting (Inpatient & Outpatient) & Wound Care Clinics Stable reimbursement settings and growing with expanded use of products in surgical applications Private Office Medicare reimbursement evolving, resulting in opportunity for EPIFIX & EPICORD Other Derived from other sites of service, including federal facilities and international *Sales mix based upon trailing twelve months net sales ending September 30, 2024 Product Type Segment Commentary Wound Led by best-in-class placental allograft, EPIFIX and our newest product innovation, EPIEFFECT® Surgical Continuing to see expanding use cases for allografts and xenografts in a large and growing number of surgical settings

Commercial Organization with Scale, Leverage & Extensive Reach Over 75 agencies with 200+ agents nationwide Extensive corporate support network Growing presence in Japan Over 200 direct sales professionals nationwide Over 300 million payer lives covered Experience selling more than 3 million allografts 3+

Q3:24 Highlights Gross Margin 82% Net Sales $84MM +3% year-over-year Adjusted EBITDA1 $18MM 22% of net sales 1) EBITDA, Adjusted EBITDA, related margins and Free Cash Flow are non-GAAP financial measures. See our Earnings Release for the quarter ended September 30, 2024 for a reconciliation to the nearest GAAP measure. GAAP Net Income $8MM Lawmaker Engagement to Drive Reimbursement Reform Cash Balance $89MM +$20MM vs. Q2:24 Patient Stories Recently Featured Continued Market Release of

Management Team with Track Record of Success in MedTech Joe Capper Chief Executive Officer Ricci Whitlow Chief Operating Officer Matt Notarianni Head of IR Kate Surdez Chief Human Resource Officer Butch Hulse Chief Administrative Officer & General Counsel John Harper, Ph.D. Chief Scientific Officer & SVP, R&D Prior Roles Include: Doug Rice Chief Financial Officer Kim Moller Chief Commercial Officer

Conclusion helping humans heal.